                                                                   EXHIBIT 1.1

DRAFT

                                8,000,000 Shares

                             DESIGNER HOLDINGS LTD.

                            (a Delaware corporation)

                                  Common Stock

                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT

                                                                  May /  /, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
MORGAN STANLEY & CO. INCORPORATED
  as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

          Designer Holdings Ltd., a Delaware corporation (the "Company"), confirms, and each of New Rio, L.L.C., a Delaware limited liability company (the "Selling Stockholder"), [Charterhouse Equity Partners, II, L.P., a principal member of the Selling Stockholder ("Charterhouse"), and Arnold H. Simon, a principal member of the Selling Stockholder (together with Charterhouse, the "Principal Members"),] severally confirms, their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each of the other Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter
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                                       -2-

substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Morgan Stanley are acting as representatives (in such capacity, Merrill Lynch and Morgan Stanley shall hereinafter be referred to as the "U.S. Representatives"), with respect to the sale by the Company and the Selling Stockholder, acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective aggregate numbers of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth in said Schedule A, and with respect to the grant by the Company and the Selling Stockholder to the U.S. Underwriters, acting severally and not jointly, of the options described in Section 2(b) hereof to purchase all or any part of an aggregate of 1,200,000 additional shares of Common Stock to cover over-allotments, in each case except as may otherwise be provided in the U.S. Pricing Agreement, as hereinafter defined. The aforesaid aggregate of 8,000,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the aggregate of 1,200,000 shares of Common Stock subject to the options described in Section 2(b) hereof (the "U.S. Option Securities") are collectively hereinafter called the "U.S. Securities." The number of Initial U.S. Securities to be sold by the Company and the Selling Stockholder is 4,000,000 and 4,000,000, respectively.

          It is understood and agreed by all parties that the Company and the Selling Stockholder are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the sale by the Company and the Selling Stockholder of up to 2,000,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain managing underwriters outside the United States and Canada (the "Managers"; and together with the U.S. Underwriters, the "Underwriters") for whom Merrill Lynch International Limited and Morgan Stanley & Co. International Limited are acting as lead managers (the "Lead Managers") and the grant by the Company and the Selling Stockholder to the Managers of an option to purchase all or any part of an aggregate of 300,000 additional shares of Common Stock (the "International Option Securities") to cover over-allotments of the Initial International Securities. The Initial International Securities and the International Option Securities are hereinafter called the "International Securities." The U.S. Securities and the International Securities, collectively, are hereinafter called the "Securities." It is understood that the Company and the Selling Stockholder are not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S.
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                                       -3-

Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

          The U.S. Underwriters and the Managers are concurrently entering into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the U.S. Underwriters and the Managers under the direction of Merrill Lynch.

          Prior to the purchase and public offering of the U.S. Securities by the several U.S. Underwriters, the Company, the Selling Stockholder, [the Principal Members] and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "U.S. Pricing Agreement"). The U.S. Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholder, [the Principal Members] and the U.S. Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Securities will be governed by this U.S. Purchase Agreement (this "Agreement"), as supplemented by the U.S. Pricing Agreement. From and after the date of the execution and delivery of the U.S. Pricing Agreement, this Agreement shall be deemed to incorporate the U.S. Pricing Agreement.

          The initial public offering price and the purchase price with respect to the International Securities shall be set forth in a separate instrument (the "International Pricing Agreement"), the form of which is attached to the International Purchase Agreement. The price per security for the International Securities to be purchased by the Managers pursuant to the International Purchase Agreement shall be identical to the price per security for the U.S. Securities to be purchased by the U.S. Underwriters hereunder.

          Two forms of prospectus are to be used in connection with the offering and sale of the Securities, one relating to the International Securities (the "International Form of Prospectus") and the other relating to the U.S. Securities (the "U.S. Form of Prospectus"). The U.S. Form of Prospectus is identical to the International Form of Prospectus, except for the front cover page, the "Underwriting" section and the back cover page.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement
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                                       -4-

on Form S-1 (No. 333-2236) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the U.S. Form of Prospectus and the International Form of Prospectus constituting parts thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) (the "Rule 430A Information") or Rule 434 (the "Rule 434 Information") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement," the "U.S. Prospectus," and the "International Prospectus," respectively, and the U.S. Prospectus and the International Prospectus are hereinafter called, collectively, the "Prospectuses," and, each individually, a "Prospectus," except that if any revised U.S. Prospectus or revised International Prospectus shall be provided to the U.S. Underwriters or the Managers, respectively, by the Company or the Selling Stockholder for use in connection with the offering of the Securities which differs from the form of such prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the terms "U.S. Prospectus," "International Prospectus," "Prospectuses" and "Prospectus" shall refer to such revised prospectuses from and after the time they are first provided to the U.S. Underwriters and the Managers, respectively, for such use. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, all references to the Prospectuses shall be deemed to include, without limitation, the form of Prospectuses and the term sheets taken together, provided to the Underwriters by the Company in reliance on Rule 434 of the 1933 Act Regulations (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) of the 1933 Act Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the Registration Statement herein shall be deemed to refer to both the registration statement referred to above and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.
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                                       -5-

          The Company has reserved up to 500,000 of the Initial U.S. Securities to be issued by the Company for offering and sale to certain of its employees and certain other persons pursuant to a reserve share program (the "Reserve Share Program"). These Initial U.S. Securities will be sold to the employees and other persons by the U.S. Underwriters pursuant to this Agreement at the public offering price. Any such shares not orally confirmed for purchase by such persons by the end of the first business day after either (a) the later of the date on which the Registration Statement and any Rule 462(b) Registration Statement has become effective or (b) if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, the date of the U.S. Pricing Agreement, will be offered to the public by the U.S. Underwriters as set forth in the Prospectuses.

          The Company and the Selling Stockholder understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after the Registration Statement becomes effective and the U.S. Pricing Agreement has been executed and delivered.

          SECTION 1.  Representations and Warranties.

          (a) The Company [and the Selling Stockholder] represent and warrant to each U.S. Underwriter as of the date hereof and as of the date of the U.S. Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

          (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectuses, at the Representation Date (unless the term "Prospectuses" refers to prospectuses which have been provided to the U.S. Underwriters or the Managers by the Company for use in connection with the offering of the Securities which differ from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective, in which case at the time they are first provided to the U.S. Underwriters or the Managers for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectuses made in reliance upon and in conformity with information relating to a U.S. Underwriter or Manager furnished to the Company in writing by such U.S. Underwriter or Manager through the U.S. Representatives, or the Lead Managers, respectively, expressly for use in the Registration Statement or Prospectuses.

         (ii) Coopers & Lybrand L.L.P., the accountants who certified the financial statements and supporting schedules of the Company included in the Registration Statement, and Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules of Rio Sportswear, Inc. and affiliated companies included in the Registration Statement, are independent public accountants as required by the 1933 Act and 1933 Act Regulations.

        (iii) The financial statements included in the Registration Statement and the Prospectuses present fairly the financial position of each of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

         (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Change"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement and the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement, including the issuance, sale and delivery of the Securities to be sold by the Company under the Agreements; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

         (vi) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement and Prospectuses, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, lien, claim or other encumbrance.

        (vii) At the Closing Time the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under "Capitalization" under the column "As Adjusted," which gives effect to the issuance to Calvin Klein, Inc. ("CKI") of 1,275,466 shares of non-voting common stock (and assuming that such non-voting common stock is converted to Common Stock) and the issuance of 5,000,000 shares of Common Stock pursuant to this Agreement and the International Purchase Agreement; the shares of issued and outstanding Common Stock, including the Securities to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company pursuant to this Agreement and the International Purchase Agreement have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement against payment of the consideration set forth in the U.S. Pricing Agreement and the International Pricing Agreement, respectively, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses under the caption "Description of Capital Stock"; and the issuance of the Securities is not subject to preemptive or other similar rights.

       (viii) Neither the Company nor any of the Company's subsidiaries is (A) in violation of its charter, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Company's subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Company's subsidiaries is subject, or (C) in violation of any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdiction over the Company or any subsidiary of the Company, or other governmental or regulatory authority with jurisdiction over the Company or any of its subsidiaries, except as disclosed in the Registration Statement and the Prospectuses and except, in the case of clause (B), for such defaults that could not reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement (and the U.S. Pricing Agreement) and International

     Purchase Agreement (and the International Pricing Agreement) and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Company's subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Company's subsidiaries is subject, nor will such action result in any violation of or conflict with the provisions of the charter or by-laws of the Company or any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdiction over the Company or any subsidiary of the Company, or other governmental or regulatory authority with jurisdiction over the Company or any of its subsidiaries.

         (ix) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which could reasonably be expected to result in a Material Adverse Change.

          (x) Except as described in the Registration Statement and the Prospectuses, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company [or the Selling Stockholder], threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which otherwise, if adversely determined, could reasonably be expected to result in any Material Adverse Change, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the International Purchase Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

         (xi) The License Agreement dated August 4, 1994 and as amended through April 22, 1996 (the "License Agreement") between CKI and Calvin Klein Jeanswear Company ("CKJC") has been duly authorized, executed and delivered by CKJC and is enforceable by CKJC against CKI in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Company and each of its subsidiaries have fulfilled and performed all of their material obligations with respect to the License Agreement and the License Agreement remains in full force and effect; and to the best of the Company's knowledge, no event has occurred with respect to the License Agreement which would result in a Material Adverse Change.

        (xii) The Company and its subsidiaries own or possess, or are licensed or otherwise have the full legal right to utilize, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks (including, without limitation, the exclusive right to use the marks "CALVIN KLEIN" and "CK/CALVIN KLEIN" upon the terms and conditions set forth in the License Agreement and as described in the Prospectuses), service marks, trade names and other intangible property (collectively, the "Intellectual Property Rights") presently employed by them in connection with the business now operated by them except where the failure to so own or possess such legal right could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights which, singularly or in the aggregate, if the subject of an unfavorable final determination, could reasonably be expected to result in any Material Adverse Change.

       (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Securities being sold by the Company hereunder or under the International Purchase Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the Commission under the 1934 Act, state or foreign securities laws or by the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

        (xiv) The Company and its subsidiaries possess such licenses, certificates, authorities, permits, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such licenses, certificates, authorities, permits, approvals, consents and other authorizations could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

         (xv) This Agreement has been, and at the Representation Date, the Pricing Agreement will have been, duly executed and delivered by the Company.

        (xvi) The Company and its subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations of any applicable jurisdiction (other than Environmental Laws, which are referred to in clause (xviii) below) the enforcement of which could reasonably be expected to have a Material Adverse Effect.

       (xvii) The Company is not, and upon the issuance and sale by the Company of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

      (xviii) Except as disclosed in the Registration Statement and the Prospectuses, and except as could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect, (A) each of the Company and its subsidiaries is in compliance with all applicable Environmental Laws (as defined), (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened Environmental Claims (as defined) against the Company or any of its subsidiaries, and (D) the Company has no knowledge of any circumstances with respect to any property or operations of the Company or any of its subsidiaries that could reasonably be anticipated to form the basis of any Environmental Claim against the Company or any of its subsidiaries.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any published judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment binding on the Company or any of its subsidiaries, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any such governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

        (xix) The Company and each of its subsidiaries have filed all federal or state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or is reasonably likely to be asserted against the Company or any of its subsidiaries; all material tax liabilities of the Company and its subsidiaries are adequately provided for on the books of the Company and its subsidiaries.

         (xx) The Company has obtained the written agreements of each of CKI, Merril M. Halpern, Arnold H. Simon, Debra

     Simon, A. Lawrence Fagan, Maurice Dickson, David Fidlon, John Jones, Daniel
     J. Gladstone, Guy Kinberg, Joseph Purritano, Art Krulish and George Criscione, in the forms previously furnished to you, that, for a period of 180 days from the date hereof, such parties will not, without prior written consent of Merrill Lynch, directly or indirectly, offer to sell, sell, grant any option for sale of or otherwise dispose of any capital stock of the Company or any securities convertible or exchangeable into or exercisable for capital stock of the Company.

        (xxi) Except as set forth in the Prospectuses, there are no holders of securities (debt or equity) of the Company, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or its subsidiaries, who have the right to request the Company to register securities held by them under the 1933 Act.

          (b) The Company hereby agrees with the U.S. Underwriters that, for all purposes of this Agreement, the only information furnished to the Company by any U.S. Underwriter or International Manager expressly for use in the Registration Statement, the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, are the last paragraph of the cover page of, the statements with respect to stabilization on the inside front cover page of, and the fifth, sixth and twelfth paragraphs under the heading "Underwriting" in the U.S. Prospectus and any related preliminary prospectus and the fourth, fifth and tenth paragraph under the heading "Underwriting" in the International Prospectus and any related preliminary prospectus.

          (c) The Selling Stockholder represents and warrants to, and agrees with, each U.S. Underwriter as of the date hereof and as of the Representation Date as follows:

          (i) The execution, delivery and performance of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Selling Stockholder with its obligations hereunder and thereunder will not conflict with or constitute a breach of or a default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Selling

     Stockholder is a party or by which the Selling Stockholder may be bound.

         (ii) The Selling Stockholder has and will have at the Closing Time referred to in Section 2(d) good and marketable title to the Securities to be sold by the Selling Stockholder hereunder and under the International Purchase Agreement, free and clear of any security interest, lien, option, claim, equity or other encumbrance other than pursuant to this Agreement or the International Purchase Agreement; except for the shares of capital stock of the Company issued to CKI as described in the Registration Statement and Prospectuses, all of the issued and outstanding capital stock of the Company is owned by the Selling Stockholder, directly or through subsidiaries, free and clear of any security interest, lien, option, claim, equity or other encumbrance; the Selling Stockholder has full right, power and authority to sell, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder and under the International Purchase Agreement; and upon delivery of the Securities to be sold by the Selling Stockholder hereunder and under the International Purchase Agreement and payment of the purchase price therefor as herein and therein contemplated, each of the U.S. Underwriters and Managers who has purchased such Securities in good faith and without notice of any "adverse claim" (as such term is defined in Section 8-302 of the New York Uniform Commercial Code) will acquire such Securities free of any adverse claim.

        (iii) All authorizations, approvals and consents necessary for the execution and delivery by or on behalf of the Selling Stockholder of this Agreement and the International Purchase Agreement, and the sale and delivery of the Securities to be sold by the Selling Stockholder hereunder (except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules and regulations of the Commission under the 1934 Act, state or foreign securities laws or by the rules and regulations of the NASD) have been obtained and are in full force and effect; and the Selling Stockholder has the full right, power and authority to enter into this Agreement and the International Purchase Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder and under the International Purchase Agreement.

         (iv) For a period of 180 days from the date hereof, the Selling Stockholder will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer to sell, sell, grant any option for the sale of, or otherwise dispose of, any capital stock of the Company or any securities convertible or exchangeable into or exercisable for capital stock of the Company owned by the Selling Stockholder or with respect to which the Selling Stockholder has the power of disposition, other than to the Underwriters pursuant to this Agreement and the International Purchase Agreement.

         [(v) The Selling Stockholder does not have any knowledge or any reason to believe that the representations and warranties of the Company contained in Section 1(a) hereof are not true and correct; the Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement (or any amendment or supplement thereto) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses (or any amendment or supplement thereto or any documents incorporated by reference therein) included or include an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Selling Stockholder is not prompted to sell the Securities to be sold by it hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Registration Statement and the Prospectuses.]

         (vi) The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

        (vii) Each of the agreements entered into between the Selling Stockholder or any affiliate thereof and the Company and its subsidiaries described in the sections of the Registration Statement and the Prospectuses entitled "Certain Transactions" has been duly authorized, executed and delivered and constitutes a valid, binding and enforceable agreement of the Selling Stockholder and each such affiliate, as the case may be.

          (d) Any certificate signed by any officer of the Company and delivered pursuant to this Agreement and the International Purchase Agreement shall be deemed a representation and warranty by the Company to each U.S. Underwriter and Manager as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder and delivered, pursuant to this Agreement and the International Purchase Agreement or in connection with the payment of the purchase price and delivery of the certificates for the Initial Securities or the Option Securities, to the U.S. Underwriters or Managers or counsel for the U.S. Underwriters or Managers shall be deemed a representation and warranty by the Selling Stockholder to each U.S. Underwriter and Manager as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to the U.S. Underwriters;
Closing.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, at the price per share set forth in the U.S. Pricing Agreement, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter in the same proportion from the Company and the Selling Stockholder as the number of Initial U.S. Securities being sold by the Company and the Selling Stockholder bears to the total number of Initial U.S. Securities (except as otherwise provided in the U.S. Pricing Agreement), plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Securities have each been determined and set forth in the U.S. Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectuses containing such information will be filed before the Registration Statement becomes effective.

          (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement among the U.S. Representatives, the Company and the Selling Stockholder. The initial public offering price per share of the U.S. Securities shall be a fixed price to be determined by agreement between the U.S. Representatives, the Company, and the Selling Stockholder. The initial public offering price and the purchase price, when so determined, shall be set forth in the U.S. Pricing Agreement. In the event that such prices have not been agreed upon and the U.S. Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company, the Selling Stockholder and the U.S. Representatives, except that Sections 6 and 7 shall remain in effect. For purposes of this Agreement, the term "business day" means a day on which the New York Stock Exchange (the "NYSE") is open for business and the trading of securities is permitted thereon.

          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Company and the Selling Stockholder hereby grant options to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 400,000 shares of Common Stock and 800,000 shares of Common Stock, respectively, at the price per share set forth in the U.S. Pricing Agreement. The options hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the 1933 Act Regulations, or (ii) the Representation Date, if the Company has elected to rely on Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the U.S. Representatives to each of the Company and the Selling Stockholder setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the options and the time and date of payment and delivery for such U.S. Option Securities. Such time and date of delivery (the "Date of

Delivery"), if any, shall be determined by the U.S. Representatives, but shall not be later than seven full business days after the exercise of said options, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the U.S. Representatives, the Company and the Selling Stockholder. If the options are exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities (except as otherwise provided in the U.S. Pricing Agreement), subject in each case to such adjustments as the U.S. Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by the U.S. Representatives and the Company, at 9:00 A.M. on the third business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the third business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives, the Company and the Selling Stockholder (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by the U.S. Representatives and the Company on the Date of Delivery specified in the notice from the U.S. Representatives to the Company. Payment shall be made to the Company and the Selling Stockholder, respectively, by wire transfer of immediately available funds to any account designated in writing by the Company and the Selling Stockholder, respectively, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least two business days before Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose check has not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective (as and when requested by the Representatives) and, if the Company elects to rely upon Rule 430A of the 1933 Act Regulations and subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and will notify the U.S. Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement or any amendment thereto or of the filing of any Supplement to the Prospectuses or amended Prospectuses, (ii) of the receipt of any comments from the Commission,
     (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, the Company will prepare a term sheet that complies with the requirements of Rule 434 of the 1933 Act Regulations. If the Company elects not to rely on Rule 434 of the 1933 Act Regulations, the Company will provide the U.S. Underwriters with copies of the form of Prospectuses, in such number as the U.S. Underwriters may reasonably request, and file with the Commission such Prospectuses in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the U.S. Pricing Agreement. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, the Company will provide the U.S. Underwriters with copies of the Rule 434 Prospectus in such number as the U.S. Underwriters may reasonably request by the close of business in New York on the business day immediately succeeding the date of the U.S. Pricing Agreement.

          (b) The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectuses (including (i) any revised prospectuses which the Company proposes for use by the U.S. Underwriters in connection with the offering of the Securities which differ from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectuses are required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations or (ii) any term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish the U.S. Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the U.S. Representatives or counsel for the U.S. Underwriters shall reasonably object.

          (c) The Company will deliver to the U.S. Representatives without charge three signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the

     U.S. Representatives without charge a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters.

          (d) The Company will deliver to each U.S. Underwriter, without charge, from time to time until the effective date of the Registration Statement or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, until such time as the U.S. Pricing Agreement is executed and delivered, as many copies of each preliminary prospectus as the U.S. Underwriters may reasonably request, and the Company hereby consents to the use of said copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, from time to time during the period when the Prospectuses are required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectuses (as amended or supplemented) as such U.S. Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) If, at any time when the Prospectuses relating to the Securities are required to be delivered under the 1933 Act, any event shall occur as a result of which the Prospectuses would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time they are delivered to the purchaser, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectuses to comply with the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement (in form and substance reasonably satisfactory to counsel for the U.S. Underwriters) which will correct such statement or omission or effect such compliance.

          (f) The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the U.S. Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or dealer in securities or file any general consent to service of process or subject itself to taxation in any jurisdiction in which it is not otherwise so qualified or so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the fiscal quarter that includes the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

          (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the U.S. Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of amended Prospectuses, or, if required by such Rule 430A or Rule 434, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted and will use its reasonable best efforts to cause any such post-effective amendment to be declared effective as soon as possible.

          (j) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

          (k) The Company will use its reasonable best efforts to effect the listing of the Common Stock on the NYSE and will file with the NYSE all documents and notices required by the NYSE of companies that seek to have or that have issued securities that are listed on the NYSE.

          (l) During a period of 180 days from the date of the U.S. Pricing Agreement, the Company will not, without Merrill Lynch's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any capital stock of the Company or any security convertible or exchangeable into or exercisable for capital stock of the Company except (i) to the Underwriters pursuant to this Agreement, (ii) the Company may grant stock options pursuant to its stock option plan or file any registration statement with respect to any of the foregoing, except that the Company may file a registration statement on Form S-8 with respect to its stock option plan, and (iii) to CKI upon conversion of the 1,275,466 shares of non-voting common stock.

          (m) The Company hereby agrees that it will ensure that the U.S. Securities sold to persons pursuant to the Reserve Share Program will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any securities sold pursuant to the Reserve Share Program, the Company agrees to reimburse the Underwriters for any reasonable expenses including, without limitation, legal expenses they incur directly in connection with such release.

          SECTION 4. Payment of Expenses. (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto, any preliminary prospectuses, Prospectuses and any "Blue Sky" memoranda, (ii) the preparation (including printing), issuance and delivery of certificates for the Securities to the U.S. Underwriters, including any security transfer or other taxes or duties payable upon the delivery of the Securities to the U.S. Underwriters, and the fees and expenses of the transfer agent for the Securities,

     (iii) the printing of this Agreement, the U.S. Pricing Agreement and the Intersyndicate Agreement, (iv) the fees and disbursements of the Company's counsel, accountants and any other experts or advisors retained by the Company, (v) the qualification of the Securities under state or foreign securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the delivery to the U.S. Underwriters of as many copies as may reasonably be requested of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectuses and any amendments or supplements thereto, including any term sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations, (vii) the printing and/or copying and delivery to the U.S. Underwriters of copies of the Blue Sky Survey, (viii) the fee of any filing for review of the offering with the National Association of Securities Dealers, Inc. relating to the Securities, (ix) expenses of the Company in connection with any meetings with prospective investors in the Securities, (x) all expenses and listing fees in connection with the listing of the Securities on the NYSE and (xi) the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection with matters relating to Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

          (b) The Selling Stockholder will pay any transfer taxes attributable to the sale by the Selling Stockholder of the Securities and any fees and disbursements of the Selling Stockholder's counsel, if any, not paid or payable by the Company pursuant to Section 4(a) or otherwise.

          (c) If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

          SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein contained, to the performance by the Company and the

Selling Stockholder of their respective obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the U.S. Representatives, which shall not be unreasonably withheld at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the U.S. Underwriters and a majority in interest of the Managers; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A or Rule 434 of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A or Rule 434 shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Company shall have provided evidence satisfactory to the U.S. Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) (1) At the Closing Time, you shall have received the signed opinion of John J. Jones, Esq., Vice President, General Counsel and Secretary for the Company, dated as of the Closing Time, in the form attached hereto as Exhibit B, together with reproduced copies of such opinions for each of the U.S. Underwriters, and in form and substance satisfactory to counsel for the U.S. Underwriters.

          (2) At the Closing Time, you shall have received the signed opinions of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company, dated as of the Closing Time, in the forms attached hereto as Exhibit C, together with reproduced copies of such opinions for each of the U.S. Underwriters, in form and substance satisfactory to counsel for the U.S. Underwriters.

          (3) The favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, counsel for the U.S. Underwriters, with respect to the validity of the Securities, the Registration Statement, the U.S. Prospectus and other related matters as the U.S. Representatives may reasonably request.

          (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any Material Adverse Change, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Securities.

          (d) At Closing Time the U.S. Representatives shall have received a certificate of two executive officers of the Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

          (e) At the Closing Time the U.S. Representatives shall have received a certificate from an executive officer of CKI dated as of a date within two days prior to the Closing Time, to the effect that, to the best of such officer's knowledge after due inquiry, as of the date thereof, the Company and CKJC are in compliance with all the terms and provisions of the License Agreement and that no event has occurred that would (with or without notice or the passage of time, or both) constitute a default under the License Agreement.

          (f) At the time that this Agreement is signed and at the Closing Time, Coopers & Lybrand L.L.P. shall have furnished to the Underwriters a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Time, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to certain financial information relating to the Company contained in the Registration Statement and the Prospectuses.

          (g) At Closing Time, the Securities shall have been approved for listing on the NYSE upon official notice of issuance.

          (h) At Closing Time and at each Date of Delivery, if any, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

          (i) Concurrently with the purchase and sale of the U.S. Securities hereunder, the closing of the issuance and sale of the International Securities pursuant to the terms and conditions of the International Purchase Agreement and International Pricing Agreement shall have occurred.

          (j) The Company will have amended the terms of its bank credit facility to allow for the consummation of the transaction contemplated by this Agreement and the International Purchase Agreement.

          (k) In the event that the U.S. Underwriters exercise their options provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

               (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

               (2) A certificate, dated such Date of Delivery, of two executive officers of the Selling Stockholder, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

               (3) The favorable opinion of John J. Jones, Esq., Vice President, General Counsel and Secretary for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

               (4) The favorable opinion of Skadden, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

               (5) The favorable opinion of Cahill Gordon & Reindel, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

               (6) A letter from Coopers & Lybrand L.L.P., in form and substance satisfactory to the U.S.

          Representatives and dated such Date of Delivery, substantially the same in form and substance as the letters furnished to the U.S. Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(h)(5) shall be a date not more than three days prior to such Date of Delivery.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representatives by notice to the Company and the Selling Stockholder at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          SECTION 6.  Indemnification.

          (a) The Company, the Selling Stockholder and each of the Principal Members, severally, agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Principal Stockholders; and

        (iii) against any and all expense whatsoever, as incurred (including, subject to the last sentence of Section 6(d), the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto) including the 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to a U.S. Underwriter furnished to the Company by such U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), and (B) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter (or any persons controlling such U.S. Underwriter) from whom the person asserting such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the U.S. Prospectus (or the U.S. Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the U.S. Prospectus (or the U.S. Prospectus as amended or supplemented).

          In making a claim for indemification under this Section 6 (other than pursuant to clause (a)(iii) of this Section 6) or contribution under Section 7 by the Company, the Selling Stockholder or the Principal Members, the indemnified parties may proceed against either (i) collectively the Company, the Selling Stockholder and the Principal Members or (ii) the

Company and/or the Selling Stockholder only, but may not proceed solely against the Principal Members. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred with respect to a final judgment from a court of competent jurisdiction then, as a precondition to any indemnified party obtaining indemnification or contribution from the Principal Members, the indemnified parties shall first obtain a final judgment from a court of competent jurisdiction that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company, the Selling Stockholder and the Principal Members and shall seek to satisfy such Final Judgment in full from the Company and the Selling Stockholder by making a written demand upon the Company and the Selling Stockholder for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company or the Selling Stockholder of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on the Principal Members (but only if and to the extent the Company or the Selling Stockholder has not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company or the Selling Stockholder and thereafter obtain payment from the Principal Members without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment, seek to obtain payment from the Company or the Selling Stockholder with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company or the Selling Stockholder to immediately satisfy any such Final Judgment if (i) the Company or the Selling Stockholder files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order for relief is entered against the Company or the Selling Stockholder in an involuntary case under the Bankruptcy Code, (iii) the Company or the Selling Stockholder makes an assignment for the benefit of its creditors, or (iv) any court of competent jurisdiction orders or approves the appointment of a receiver or custodian for the Company or the Selling Stockholder or a substantial portion of either of their assets. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Company, the Selling Stockholder or the Principal

Members before obtaining reimbursement of expenses pursuant to clause (a)(iii) of this Section 6. However, the indemnified parties shall first seek to obtain such reimbursement in full from the Company or the Selling Stockholder by making a written demand upon the Company or the Selling Stockholder for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Company or the Selling Stockholder of such demand shall any indemnified party have the right to receive reimbursement of such expenses from the Principal Members by making written demand directly on the Principal Members (but only if and to the extent the Company or the Selling Stockholder has not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Company or the Selling Stockholder or, having made written demand therefor, to wait such 45 days after failure by the Company or the Selling Stockholder to immediately reimburse such expenses if (i) the Company or the Selling Stockholder files a petition for relief under the Bankruptcy Code, (ii) an order for relief is entered against the Company or the Selling Stockholder in an involuntary case under the Bankruptcy Code, (iii) the Company or the Selling Stockholder makes an assignment for the benefit of its creditors, or (iv) any court of competent jurisdiction orders or approves the appointment of a receiver or custodian for the Company or the Selling Stockholders or a substantial portion of either of their assets.

          (b) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to a U.S. Underwriter furnished to the Company by such U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) including Rule 430A Information and Rule 434

Information, if applicable, or such preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto).

          (c) The Selling Stockholder agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto). The Company and the Selling Stockholder acknowledge for all purposes under this Agreement, including this Section 6, that the information set forth in the Registration Statement and the Prospectuses under the caption "Principal and Selling Stockholders" constitutes the only written information furnished to the Company by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus (or any amendment or supplement to any of them).

          (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement, except to the extent it has been materially prejudiced by such failure as determined by a court of competent jurisdiction in a final judgment. Any indemnifying party may participate at its own expense in the defense of such action. If it so elects within reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdictions arising out of the same general allegations or circumstances.

          (e) No Principal Members shall be responsible for the payment of an amount, pursuant to this Section 6, which exceeds the net proceeds received by such Principal Members from the sale of the Securities by such Principal Members hereunder and under the International Purchase Agreement.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. No indemnifying party shall be liable for any settlement of any action or claim for monetary damages which an indemnified party may effect without the written consent of the indemnifying party.

          (g) In connection with the Reserve Share Program, the Company agrees to indemnify and hold harmless the Underwriters from and against any and all losses, expenses and liabilities incurred by them as a result of the failure of the designated employees or other persons to pay for and accept delivery of shares which were subject to a properly confirmed agreement to purchase.

          SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, subject to the last paragraph of
Section 6(a) hereof, the Company, the Selling Stockholder, the Principal Members and the U.S. Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Selling Stockholders, the

Principal Members, and one or more of the U.S. Underwriters, as incurred, in such proportion that (a) the U.S. Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the U.S. Prospectus in respect of the U.S. Securities bears to the initial public offering price appearing thereon and (b) the Company, the Selling Stockholders and the Principal Members are severally liable for the balance on the same basis as each of them would have been obligated to provide indemnification pursuant to Section 7; provided, further, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, the Selling Stockholder the Principal Members and each director, officer or employee thereof and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company, the Selling Stockholder and the Principal Members. Notwithstanding the provisions of this
Section 7, no Principal Member shall be required to contribute any amount under this Section 7 in excess of the amount by which the proceeds received by such Principal Member in connection herewith exceed the aggregate amount such Principal Member has otherwise paid pursuant hereto and to Section 6(a).

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the U.S. Underwriters.

          SECTION 9.  Termination of Agreement.

          (a) The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectuses, a Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, Europe or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the U.S. Securities or to enforce contracts for the sale of the U.S. Securities, or (iii) if trading in the Common Stock has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. As used in this Section 9(a), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Securities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 6 and 7 shall remain in effect.

          SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time to purchase the Initial U.S. Securities which it or they are obligated to purchase under this Agreement and the U.S. Pricing Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Initial U.S. Securities, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all nondefaulting U.S. Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Initial U.S. Securities, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the U.S. Representatives or the Company and the Selling Stockholder shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other documents or arrangements.

          SECTION 11. Default by the Selling Stockholder or the Company. If the Company or the Selling Stockholder shall fail at Closing Time or at the Date of Delivery to sell and deliver the number of Securities which it is obligated to sell hereunder, then the U.S. Underwriters may, at their option, by notice from the U.S. Underwriters to the Company and the non-defaulting Selling Stockholders either (a) terminate this Agreement without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except that the provisions of Sections 6 and 7 shall remain in effect or (b) elect to purchase the Securities which the non-defaulting party has agreed to sell thereunder.

          No action pursuant to this Section shall relieve the Company or any Selling Stockholder from liability in respect of such default.

          SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of Mary Beth Henson, Managing Director; notices to the Company or the Selling Stockholder shall be directed to the Company at 1385 Broadway, New York, New York 10018, attention of Arnold H. Simon, Chief

Executive Officer, to Charterhouse Equity Partners II, L.P., 535 Madison Avenue, New York, New York 10022, attention: Merril M. Halpern and Mark N. Kaplan, Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022.

          SECTION 13. Parties. This Agreement and the U.S. Pricing Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement or the U.S. Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company, the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the U.S. Pricing Agreement or any provision herein or therein contained. This Agreement and the U.S. Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company, the Selling Stockholder, their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. Governing Law and Time. This Agreement and the U.S. Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Selling Stockholder and each of the Principal Members a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company, the Selling Stockholder and each of the Principal Members in accordance with its terms.

                              Very truly yours,

                              DESIGNER HOLDINGS LTD.

                              By: _______________________________
                                  Name:
                                  Title:


                              NEW RIO, L.L.C.


                              By: _______________________________
                                  Name:
                                  Title:


                              CHARTERHOUSE EQUITY PARTNERS II, L.P., as a
                                principal member of New Rio, L.L.C.


                              By: _______________________________
                                  Name:
                                  Title:


                              ___________________________________
                              ARNOLD H. SIMON, a principal
                                member of New Rio, L.L.C.

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
MORGAN STANLEY & CO. INCORPORATED

By: MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

By: ___________________________
    Name:
    Title:

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                Number of
                                            Initial Securities
Name of Underwriter                           to Be Purchased
- -------------------                           ---------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated .....................
Morgan Stanley & Co. Incorporated ............





                Total

                                                                      Exhibit A


                                8,000,000 Shares

                             DESIGNER HOLDINGS LTD.

                            (a Delaware corporation)

                           (Par Value $.01 Per Share)


                                Pricing Agreement


                                                                 May [  ], 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
MORGAN STANLEY & CO. INCORPORATED
  as U.S. Representatives of the several U.S. Underwriters named in the within-mentioned Purchase Agreement
c/o Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Ladies and Gentlemen:

          Reference is made to the U.S. Purchase Agreement dated [ ] (the "U.S. Purchase Agreement") among Designer Holdings Ltd., a Delaware corporation (the "Company"), and each of New Rio L.L.C., a Delaware limited liability company (the "Selling Stockholder"), Charterhouse Equity Partners, II, a principal member of the Selling Stockholder ("Charterhouse"), and Arnold H. Simon, a principal member of the Selling Stockholder (together with Charterhouse, the "Principal Members"), and the several U.S. Underwriters named in Schedule A thereto, (the "U.S. Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives (the "U.S. Representatives"). The U.S. Purchase Agreement provides for the purchase by the U.S. Underwriters from the Company and the Selling Stockholder, subject to the terms and conditions set forth therein, of an aggregate of 8,000,000 shares of the Company's Common Stock, par value $.01 per share (the "U.S. Securities").

          Pursuant to Section 2 of the U.S. Purchase Agreement, the Company and the Selling Stockholder agree with each U.S. Underwriter as follows:

          SECTION 1. The initial public offering price per share for the U.S. Securities, determined as provided in said Section 2, shall be $[ ].

          SECTION 2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Selling Stockholder and each of the Principal Members a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company, the Selling Stockholder and each of the Principal Members in accordance with its terms.

                           Very truly yours,

                           DESIGNER HOLDINGS, LTD.


                           By: __________________________________
                               Name:
                               Title:


                           NEW RIO, L.L.C.


                           By: __________________________________
                               Name:
                               Title:


                           CHARTERHOUSE EQUITY PARTNERS II,
                             L.P., as a principal
                               member of New Rio, L.L.C.


                           By: __________________________________
                               Name:
                               Title:

                              ___________________________________
                              ARNOLD H. SIMON, a principal
                                member of New Rio, L.L.C.

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
MORGAN STANLEY & CO. INCORPORATED

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated


By: _______________________________________
    Name:
    Title:

For themselves and as U.S. Representatives of the other U.S. Underwriters named in the Purchase Agreement.

                                                                      Exhibit B


          Form of Opinion, dated as of Closing Time of John J. Jones, Esq., Vice President, General Counsel and Secretary for the Company, substantially to the effect that:

          (i) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect; except as described in the Registration Statement and Prospectuses, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly, free and clear of any security interest, lien, option, claim or other encumbrance.

         (ii) Except as disclosed in or specifically contemplated by the Prospectuses, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. All issued and outstanding stock options, if any, relating to the Company's Common Stock have been duly authorized and validly issued and the description thereof contained in the Prospectuses is accurate in all material respects.

        (iii) To the best of such counsel's knowledge no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described or referred to in the Registration Statement or to be filed as exhibits thereto.

         (iv) To the best of such counsel's knowledge, there are no material legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in the Registration

Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                                                                      Exhibit C


          Form of opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom ("Skadden"), counsel for the Company and the Selling Stockholder, substantially to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement.

        (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of the States of New York, Delaware, New Jersey, South Carolina, Pennsylvania, California and the Commonwealth of Massachusetts.

         (iv) The Selling Stockholder has the corporate power and authority to enter into and perform its obligations under this Agreement and the Pricing Agreement.

          (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under "Capitalization"; the shares of issued and outstanding Common Stock, including the Securities to be purchased by the U.S. Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and nonassessable.

         (vi) This Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pric ing Agreement have each been duly authorized, executed and delivered by the Company, the Selling Stockholder, Charter house Equity Partners II, L.P. and Arnold H. Simon.

        (vii) The Securities, when issued and delivered by the Company and delivered by the Selling Stockholder pursuant to this Agreement and the International Purchase Agreement against payment of the consideration set forth in the U.S. Pricing Agreement and the International Pricing Agreement, (A) with respect to the Securities being sold by the Company, will be validly issued and (B) with respect to the

     Securities being sold by the Selling Stockholders, will be validly transferred to the Underwriters and upon such transfer the Underwriters will have good and marketable title therefor, and in each case such Securities will be fully paid and nonassessable, free and clear of any security interest, lien, option, claim, equity or other encumbrance.

       (viii) The issuance of the Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company.

         (ix) Such counsel has been orally advised by the Commission that the Registration Statement was declared effective under the 1933 Act on May __, 1996; any required filing of the Prospectuses pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b) and, such counsel has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to such Counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission.

          (x) The Registration Statement, as of its effective date, and the Prospectuses, as of their date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case such counsel need not express an opinion as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses except for those made under the caption "Description of Common Stock" in the Prospectuses insofar as they relate to provisions of documents therein described.

         (xi) The capital stock of the Company, including the Common Stock, in all material respects conforms to the description thereof contained in the Prospectuses, and the form of certificate used to evidence shares of the Common Stock is in due and proper form and complies with all applicable statutory requirements.

        (xii) The License Agreement has been duly authorized, executed and delivered by CKJC and is enforceable against

     CKI in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). CKJC has the exclusive right to use the trademarks "CALVIN KLEIN" and "CK/CALVIN KLEIN" upon the terms, conditions, and subject to the limitations set forth in the License Agreement and as described in the Prospectuses.

       (xiii) No authorization, approval, consent or order of any court or governmental authority or agency is required under the General Corporation Law of the State of Delaware, the laws of the State of New York or the laws of the United States of America in connection with the transactions contemplated by this Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement, except that such counsel need not express any opinion as to (i) the securities laws of any jurisdiction or the rules and regulations of the NASD, (ii) laws other than those that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement and (iii) any consent or authorization which may have become applicable to the Company as a result of the involvement of the U.S. Underwriters or of the International Managers in the transactions contemplated by this Agreement or the International Purchase Agreement because of their legal or regulatory status or because of any other facts specifically pertaining to them. The execution, delivery and performance of this Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

        (xiv) To the best of such counsel's knowledge, there are no persons other than the Selling Stockholder with registration or other similar rights to have any securities registered by the Company under the Registration Statement.

          Additionally, in giving its opinion required by subsections (b)(1) of this Section, Skadden shall additionally state that such counsel has participated in conferences with representatives of the U.S. Underwriters, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectuses and related matters were discussed, and although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses (except and only to the extent as set forth in the first clause of paragraph (vi) and paragraph (xii) of subsection (b)(1) above), on the basis of the foregoing (relying as to materiality to a large extent upon the discussions with and representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses, at the Representation Date (unless the term "Prospectuses" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectuses on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel does not express any comment with respect to the financial statements including the notes thereto and supporting schedules, or any other financial and statistical data set forth or referred to in the Registration Statement or the Prospectuses.